EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-33487, 333-105833, 333-161592, 333-205434, 333-231926, and 333-239460 on Form S-8 of our reports dated March 8, 2021 relating to the financial statements of Barrett Business Services, Inc., and the effectiveness of Barrett Business Services, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Barrett Business Services, Inc. for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP

Portland, Oregon
March 8, 2021